                                                                    Exhibit 23.1
                                                                    ------------


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 28, 1998, except as to Note 14, which is as of February 11, 1998, which appears on page 47 of the 1997 Annual Report to Shareholders of Callaway Golf Company, which is incorporated by reference in Callaway Golf Company's Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 21 of such Annual Report on Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

San Diego, California
August 14, 1998